CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

EXHIBIT 10.02

Amendment to Advisory Agreement

This amendment (the "Amendment") is made as of April 30, 2014 (the “Effective Date”) among OASIS Centurion LLC, a Delaware limited liability company (the “Trading Company”), R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Member”), and Centurion Investment Management, LLC, a Delaware limited liability company (the “Trading Advisor”), parties to that certain Advisory Agreement dated April 17, 2014 (the "Agreement").

The Trading Company, the Managing Member, and the Trading Advisor now desire to amend the terms of the Agreement as set forth below:

1.           Subsection (a)(i) of Section 5, “Fees”, is hereby amended and restated in its entirety and shall hereafter be read as follows:

“The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of *% (a *% annual rate) of the Assets allocated to it (as defined in Section 2(a) hereof) as of the last day of each month (the “Management Fee”).  The Management Fee is payable in arrears within 20 Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day which the securities markets are open in the United States.”

2.           Except as provided in this Amendment, all terms used in this Amendment that are not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

3.           Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement, the terms and provisions of this amendment will prevail.

* Confidential material redacted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective as of the Effective Date.

OASIS Centurion, LLC by R.J. O’Brien Fund Management, LLC Managing Member
By /s/ Julie M. DeMatteo Name: Julie M. DeMatteo Title: Managing Director

R.J. O’Brien Fund Management, LLC
By /s/ Julie M. DeMatteo Name: Julie M. DeMatteo Title: Managing Director

Centurion Investment Management, LLC
By /s/ Umran Zia Name: Umran Zia Title: CEO